SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 29, 2004

RESIDENTIAL ACCREDIT LOANS, INC. (as company) under a Series Supplement, dated as of April 1, 2005 to the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2004, providing for, inter alia, the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QA4)

                        Residential Accredit Loans, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     333-107959-19              51-0368240
------------------------------------------------------------------------------
   (STATE OR OTHER JURISDICTION      (COMMISSION)           (I.R.S. EMPLOYER
            OF INCORPORATION)          FILE NUMBER)         IDENTIFICATION NO.)

           8400 Normandale Lake Blvd., Suite 250, Minneapolis MN 55437
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        Registrant's telephone number, including area code (952) 857-7000





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Items 1 through 7 are not included because they are not applicable.

Item 8.01. Other Events.

On April 29, 2005, Residential Accredit Loans, Inc. caused the issuance and sale of the Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QA4, pursuant to a Series Supplement, dated as of April 1, 2005 to the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2004, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.

Item 9.01.     Financial Statements and Exhibits.

               (a) Not applicable

               (b) Not applicable

               (c) Exhibits (executed copies): The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed:

                                                           Sequentially
Exhibit                                                        Numbered
Number                                                     Exhibit Page

10.1 Series Supplement, dated as of April 1, 2005, and the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2004, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.

EXHIBIT 10.1

Series Supplement, dated as of April 1, 2005, and the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2004, among Residential Accredit Loans, Inc., as company, Residential Funding Corporation, as master servicer, and Deutsche Bank Trust Company Americas, as trustee.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  RESIDENTIAL ACCREDIT LOANS, INC.


                                  By:   /s/ Heather Anderson
                                  Name:  Heather Anderson
                                  Title: Vice President

Dated: May 12, 2005